UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2011

Skyworks Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5560	04-2302115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Sylvan Road, Woburn, MA		01801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 376-3000

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

In a Current Report on Form 8-K filed on May 17, 2011 (the “Initial Filing”), Skyworks Solutions, Inc. (the “Company”) disclosed that at its 2011 Annual Meeting of Stockholders held on May 11, 2011 (the “Annual Meeting”), a majority of the Company’s stockholders indicated their preference for the advisory vote on the compensation of the Company’s named executive officers to be held annually. The sole purpose of this Amendment No. 1 to the Initial Filing is to disclose the Company’s decision regarding how frequently it will hold an advisory vote on the compensation of its named executive officers. Except as stated herein, no other changes have been made to the Initial Filing.

Item 5.07. Submission of Matters to a Vote of Security Holders.

After consideration of the results of the advisory vote taken at the Annual Meeting on the frequency with which to hold future advisory votes on the compensation of the Company’s named executive officers and other factors, the Board of Directors of the Company has determined that the Company will hold an advisory vote on the compensation of its named executive officers on an annual basis until the next required vote on the frequency of such advisory votes, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWORKS SOLUTIONS, INC.

Date: October 3, 2011	/s/ Donald W. Palette
Donald W. Palette
Vice President and Chief Financial Officer